Exhibit 99.1
SelectQuote, Inc. Reports Fourth Quarter 2020 and Fiscal Year 2020 Results

Fourth Quarter 2020 - Consolidated Earnings Highlights

•Revenue of $141 million, Up 90% Year-Over-Year
•Net Income of $20 million, Up 56% Year-Over-Year
•Adjusted EBITDA of $40 million, Up 106% Year-Over-Year*

•Full-Year 2021 Revenue, Net Income and Adjusted EBITDA Expected to be in the Following Ranges:
◦Revenue Expected in a Range of $775 million to $815 million
◦Net Income Expected in a Range of $115 million to $127 million
◦Adjusted EBITDA Expected in a Range of $200 million to $215 million*

Fourth Quarter 2020 - Segment Highlights

Senior Division
•Revenue of $88 million, Up 160% Year-Over-Year
•Adjusted EBITDA of $33 million, Up 157% Year-Over-Year*
•Approved Medicare Advantage Plans grew 184% Year-Over-Year

Life Division
•Revenue of $42 million, Up 37% Year-Over-Year
•Adjusted EBITDA of $12 million, Up 35%Year-Over-Year*
•Ancillary premiums grew 288% Year-Over-Year

Auto & Home Division
•Revenue of $12 million, Up 24% Year-Over-Year
•Adjusted EBITDA of $3 million, Up 36% Year-Over-Year*
•Total Auto & Home premiums grew 27% Year-Over-Year

OVERLAND PARK, Kan., September 9, 2020--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT), reported consolidated revenue for fourth quarter 2020 of $141.4 million, which was a 90% increase over consolidated revenue for fourth quarter 2019 of $74.4 million. Consolidated net income for fourth quarter 2020 was $20.0 million, which was a 56% increase over consolidated net income for fourth quarter 2019 of $12.9 million. Finally, consolidated Adjusted EBITDA for fourth quarter 2020 was $40.1 million, which was a 106% increase over consolidated Adjusted EBITDA for fourth quarter 2019 of $19.5 million.

Consolidated revenue for the fiscal year ended June 30, 2020, was $531.5 million, an increase of $194.0 million over consolidated revenue for the fiscal year ended June 30, 2019, of $337.5 million. Consolidated net income for the 2020 fiscal year was $81.1 million, an increase of $8.5 million over consolidated net income for the 2019 fiscal year of $72.6 million. Finally, consolidated Adjusted EBITDA for the 2020 fiscal year was $154.0 million compared to consolidated Adjusted EBITDA of $105.3 million for the fiscal year 2019, an increase of $48.7 million.

Chief Executive Officer Tim Danker commented, “Our Fourth Quarter demonstrates SelectQuote’s significant growth potential and we are excited to share our results following the company’s successful initial public offering this past May. The power of our leading technology-enabled direct-to-consumer model paired with our 100% in-house agent-led customer service approach positions SelectQuote well to take advantage of demographic tailwinds and a large market opportunity for years to come.”

Chief Financial Officer Raffaele Sadun added “Based on our strong full-year 2020 performance, today we establish our full-year 2021 guidance with an initial forecast range of $775 million to $815 million for consolidated revenue and $200 million to $215 million for consolidated Adjusted EBITDA. We expect full-year consolidated net income to range from $115 million to $127 million for 2021.”

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-12

Segment Results

We currently report on three segments: 1) Senior, 2) Life and 3) Auto & Home. The performance measures of the segments include total revenue and Adjusted EBITDA. Costs of revenue, marketing and advertising, and technical development operating costs and expenses that are directly attributable to a segment are reported within the applicable segment. Indirect costs of revenue, marketing and advertising, and technical development operating costs and expenses are allocated to each segment based on varying metrics such as headcount. Adjusted EBITDA is calculated as total revenue for the applicable segment less direct and allocated costs of revenue, marketing and advertising, technical development, and general and administrative operating costs and expenses, excluding depreciation and amortization expense; loss on disposal of property, equipment, and software; share-based compensation expense; restructuring expenses; and non-recurring expenses such as severance payments and transaction costs.

Senior Division

Financial Results

The following table provides the financial results for the Senior division for fourth quarter and fiscal years ended June 30:

(in thousands)	4Q 2020	4Q 2019	% Change	FY 2020	FY 2019	% Change
Revenue	$87,865	$33,799	160%	$361,673	$192,257	88%
Adjusted EBITDA*	33,387	12,996	157%	145,738	90,174	62%
Adjusted EBITDA Margin	38%	38%		40%	47%

Operating Metrics

Submitted Policies

Submitted policies are counted when an individual completes an application with our licensed agent and provides authorization to them to submit it to the insurance carrier partner. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information.

The following table shows the number of submitted policies for the fourth quarter and fiscal years ended June 30:

	4Q 2020	4Q 2019	% Change	FY 2020	FY 2019	% Change
Medicare Advantage	59,276	20,746	186%	264,546	119,562	121%
Medicare Supplement	7,702	3,541	118%	24,085	23,593	2%
Dental, Vision and Hearing	17,212	11,678	47%	70,018	36,619	91%
Prescription Drug Plan	2,378	1,326	79%	13,513	12,691	6%
Other	2,278	292	680%	5,890	5,746	3%
Total	88,846	37,583	136%	378,052	198,211	91%

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-12

Approved Policies

Approved policies represents the number of submitted policies that were approved by our insurance carrier partners for the identified product during the indicated period. Not all approved policies will go in force.

The following table shows the number of approved policies for the fourth quarter and fiscal years ended June 30:

	4Q 2020	4Q 2019	% Change	FY 2020	FY 2019	% Change
Medicare Advantage	54,305	19,142	184%	225,404	107,665	109%
Medicare Supplement	6,362	2,538	151%	18,102	16,593	9%
Dental, Vision and Hearing	16,564	9,076	83%	55,556	28,643	94%
Prescription Drug Plan	2,481	1,172	112%	13,009	11,739	11%
Other	2,058	178	1056%	4,654	4,102	13%
Total	81,770	32,106	155%	316,725	168,742	88%

Lifetime Value of Commissions per Approved Policy

Lifetime value of commissions per approved policy represents commissions estimated to be collected over the estimated life of an approved policy based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints. The lifetime value of commissions per approved policy is equal to the sum of the commission revenue due upon the initial sale of a policy, and when applicable, an estimate of future renewal commissions.

The following table shows the lifetime value of commissions per approved policy for the fourth quarter and fiscal years ended June 30:

(dollars per policy):	4Q 2020	4Q 2019	% Change	FY 2020	FY 2019	% Change
Medicare Advantage	$1,256	$1,263	(1)%	$1,287	$1,279	1%
Medicare Supplement	1,382	1,451	(5)%	1,376	1,312	5%
Dental, Vision and Hearing	125	169	(26)%	140	152	(8)%
Prescription Drug Plan	226	285	(21)%	229	267	(15)%
Other	(48)	573	(108)%	34	621	(95)%

Per Unit Economics

Per unit economics represents total Medicare Advantage and Medicare Supplement commissions, other product commissions, other revenues, and costs associated with the Senior segment, each shown as per number of approved Medicare Advantage and Medicare Supplement approved policies over a given time period. Management assesses the business on a per unit basis to help ensure that the revenue opportunity associated with a successful policy sale is attractive relative to the marketing acquisition cost. Because not all acquired leads result in a successful policy sale, all per policy metrics are based on approved policies which is the measure that triggers revenue recognition.

The Medicare Advantage and Medicare Supplement commission per MA/MS policy represents the lifetime value of commissions for policies sold in the period. Other commission per MA/MS policy represents the lifetime value of commissions for other products sold in the period, including dental, vision and hearing, prescription drug plan, and other products, which management views as additional commission revenue on our agents’ core function of MA/MS policy sales. Other per MA/MS policy represents the production bonuses, renewals from policies originally sold in a prior period with insurance carrier partners whose contracts preclude us from recognizing variable consideration for estimated renewal commissions and updated estimates of prior period variable consideration based on actual policy renewals in the current period. Total operating expenses per MA/MS policy represent all of the operating expenses within the Senior segment. The Revenue to customer acquisition cost (“CAC”) multiple represents total revenue per MA/MS policy as a multiple of total marketing acquisition cost, which represents the direct costs of acquiring leads which is included in marketing and advertising expense within the total operating expenses per MA/MS policy.

The following table shows per unit economics for the periods presented. Based on the seasonality of the Senior segment and the fluctuations between quarters, we believe that the most relevant view of per unit economics is on a rolling 12-month basis. All per MA/MS policy metrics below are based on the sum of approved MA/MS policies, as both products have similar commission profiles. These metrics are the basis on which management assesses the business:

	Twelve Months Ended June 30,
(dollars per approved policy):	2020	2019	% Change
Medicare Advantage and Medicare Supplement approved policies	243,506	124,258	96%
Medicare Advantage and Medicare Supplement commission per MA / MS policy	$1,293	$1,283	1%
Other commission per MA/MS policy	45	81	(44)%
Other per MA / MS policy	147	183	(20)%
Total revenue per MA / MS policy	1,485	1,547	(4)%
Total operating expenses per MA / MS policy	(887)	(822)	8%
Adjusted EBITDA per MA / MS policy	$598	$725	(18)%
Adjusted EBITDA Margin per MA / MS policy	40%	47%
Revenue / CAC multiple	3.5X	4.0X

Life Division

Financial Results

The following table provides the financial results for the Life division for the fourth quarter and fiscal years ended June 30:

(in thousands)	4Q 2020	4Q 2019	% Change	FY 2020	FY 2019	% Change
Revenue	$42,423	$30,908	37%	$129,967	$110,493	18%
Adjusted EBITDA*	12,258	9,100	35%	27,812	25,821	8%
Adjusted EBITDA Margin	29%	29%		21%	23%

Operating Metrics

Life premium represents the total premium value for all policies that were approved by the relevant insurance carrier partner and for which the policy document was sent to the policyholder and payment information was received by the relevant insurance carrier partner during the indicated period. Core premiums are for term life and permanent life insurance policies, while ancillary premiums are for other products. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Life segment.

The following table shows core premiums and ancillary premiums for fourth quarter and fiscal years ended June 30:

(in thousands)	4Q 2020	4Q 2019	% Change	FY 2020	FY 2019	% Change
Core Premiums	$18,965	$20,256	(6)%	$75,451	$75,681	—%
Ancillary Premiums	19,592	5,047	288%	37,346	14,286	161%

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-12

Auto & Home Division

Financial Results

The following table provides the financial results for the Auto & Home division for the fourth quarter and fiscal years ended June 30:

(in thousands)	4Q 2020	4Q 2019	% Change	FY 2020	FY 2019	% Change
Revenue	$12,127	$9,818	24%	$41,189	$35,054	18%
Adjusted EBITDA*	3,104	2,276	36%	8,699	7,817	11%
Adjusted EBITDA Margin	26%	23%		21%	22%
Operating Metrics

Auto & Home premium represents the total premium value of all new policies that were approved by our insurance carrier partners during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Auto & Home segment.

The following table shows premiums for the fourth quarter and fiscal years ended June 30:

(in thousands):	4Q 2020	4Q 2019	% Change	FY 2020	FY 2019	% Change
Premiums	$21,162	$16,603	27%	$70,087	$56,719	24%

Fiscal Year 2021 Guidance

Based on information available as of September 09, 2020, SelectQuote is providing its guidance for the full-year ending June 30, 2021. These expectations are forward-looking statements and actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in our annual and quarterly filings with the Securities and Exchange Commission.

The following guidance is for the full-year ending June 30, 2021:

•Consolidated Revenue is expected to be in the range of $775 million to $815 million
•Consolidated Net Income is expected to be in the range of $115 million to $127 million
•Consolidated Adjusted EBITDA is expected to be in the range of $200 million to $215 million*

Review of Financial Results

SelectQuote, Inc. will host a conference call with the investment community today, Wednesday, September 9, 2020, beginning at 5 p.m. ET. Interested parties may access the conference call live over the phone by dialing (833) 350-1343 (domestic) or (236) 389-2431 (international) and using conference ID: 2669864. The event will be webcasted live via our investor relations website https://ir.selectquote.com/investor-home/default.aspx. Interested parties should register at least 10-15 minutes prior to the start of the event.

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-12

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures.

These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

We define Adjusted EBITDA as income before interest expense, income tax expense, depreciation and amortization, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income. We monitor and have presented in this release Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

We believe that this non-GAAP financial measure helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of this non-GAAP financial measure. Accordingly, we believe that this financial measure provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of this non-GAAP financial measure rather than net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. These limitations include the fact that Adjusted EBITDA excludes interest expense, depreciation and amortization expense, share-based compensation expense, income tax expense, and other non-recurring expenses that are one-time in nature. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Forward Looking Statement

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the ultimate duration and impact of the ongoing COVID-19 pandemic, our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and claims, including IP litigation; our existing and future indebtedness; developments with respect to LIBOR; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; and failure to market and sell Medicare plans effectively or in compliance with laws. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent registration statement on Form S-1 (the “Prospectus”) filed by us with the Securities Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) provides solutions that help consumers protect their most valuable assets: their families, health and property. The company pioneered the direct-to-consumer model of providing unbiased comparisons from multiple, highly-rated insurance companies allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a force of more than 1,000 highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources, scores, and routes high-quality sales leads. The company has three core business lines: SelectQuote Senior, SelectQuote Life and SelectQuote Auto and Home. SelectQuote Senior, the largest and fastest-growing business, serves the needs of a demographic that sees 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans from 15 leading, nationally-recognized carriers, as well as prescription drug plan, dental, vision and hearing plans.

Investor Relations:
Sloan Bohlen / Helen O’Donnell
877-678-4083
investorrelations@selectquote.com

Media:
Lisa Wolford
917-846-0881
lwolford@soleburytrout.com

Source: SelectQuote, Inc.

SELECTQUOTE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,
	2020	2019
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$321,065	$570
Restricted cash	47,805	—
Accounts receivable	83,634	59,829
Commissions receivable-current	51,209	36,108
Other current assets	10,121	6,450
Total current assets	513,834	102,957
COMMISSIONS RECEIVABLE—Net	461,752	279,489
PROPERTY AND EQUIPMENT—Net	22,150	13,759
SOFTWARE—Net	8,399	4,895
INTANGIBLE ASSETS—NET	19,673	218
GOODWILL	46,577	5,364
OTHER ASSETS	1,408	258
TOTAL ASSETS	$1,073,793	$406,940

LIABILITIES, TEMPORARY EQUITY, AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$22,891	$7,634
Accrued expenses	14,936	6,015
Accrued compensation and benefits	22,228	12,566
Non-recourse debt—current	—	3,920
Earnout liability	30,812	—
Other current liabilities	4,944	3,087
Total current liabilities	95,811	33,222
DEBT	311,814	11,032
NON-RECOURSE DEBT—Net	—	10,615
DEFERRED INCOME TAXES	105,844	81,252
OTHER LIABILITIES	14,635	7,567
Total liabilities	528,104	143,688

COMMITMENTS AND CONTINGENCIES

TEMPORARY EQUITY:
Series A redeemable convertible preferred stock	—	171
Series B convertible preferred stock	—	501
Series C convertible preferred stock	—	85
Series D convertible preferred stock	—	40
Total temporary equity	—	797

SHAREHOLDERS’ EQUITY:
Common stock	1,622	906
Additional paid-in capital	548,113	138,378
Treasury stock	—	(77,275)
Retained earnings	(2,792)	200,446
Accumulated other comprehensive loss	(1,254)	—
Total shareholders’ equity	545,689	262,455
TOTAL LIABILITIES, TEMPORARY EQUITY, AND SHAREHOLDERS’ EQUITY	$1,073,793	$406,940

SELECTQUOTE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share amounts)

	Three months ended June 30,		Year Ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)
REVENUE:
Commission	$122,679	$64,998	$476,606	$296,000
Production bonus and other	18,768	9,401	54,909	41,469
Total revenue	141,447	74,399	531,515	337,469

OPERATING COSTS AND EXPENSES:
Cost of revenue	40,911	24,128	167,399	104,421
Marketing and advertising	51,911	25,838	184,157	110,265
General and administrative	9,504	5,074	35,283	18,169
Technical development	3,259	2,094	12,347	8,326
Total operating costs and expenses	105,585	57,134	399,186	241,181

INCOME FROM OPERATIONS	35,862	17,265	132,329	96,288

INTEREST EXPENSE, NET	(9,522)	(538)	(25,761)	(1,660)
OTHER EXPENSES, NET	(385)	(7)	(405)	(15)
INCOME BEFORE INCOME TAX EXPENSE	25,955	16,720	106,163	94,613
INCOME TAX EXPENSE	5,906	3,834	25,016	22,034

NET INCOME	$20,049	$12,886	$81,147	$72,579

NET INCOME (LOSS) PER SHARE:
Basic	$0.15	$0.11	$(0.16)	$0.70
Diluted	$0.13	$0.09	$(0.16)	$0.55

WEIGHTED-AVERAGE COMMON STOCK OUTSTANDING USED IN PER SHARE AMOUNTS:
Basic	120,018	86,581	97,496	85,378
Diluted	152,404	101,781	97,496	132,491

OTHER COMPREHENSIVE LOSS NET OF TAX:
Net unrealized losses on cash flow hedges	(1,254)	—	(1,254)	—
OTHER COMPREHENSIVE LOSS	(1,254)	—	(1,254)	—
COMPREHENSIVE INCOME	$18,795	$12,886	$79,893	$72,579

SELECTQUOTE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended June 30,		Year Ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$20,049	$12,886	$81,147	$72,579
Adjustments to reconcile net income to net cash, cash equivalents, and restricted cash used in operating activities:
Depreciation and amortization	2,720	1,256	7,993	4,702
Loss on disposal of property, equipment, and software	125	170	360	221
Stock compensation expense	216	20	9,498	86
Deferred income taxes	5,889	3,813	25,007	21,991
Amortization of debt issuance costs and debt discount	835	24	2,266	123
Write-off of debt issuance costs	237	—	237	—
Fair value adjustments to contingent earnout obligations	375	—	375	—
Changes in operating assets and liabilities:
Accounts receivable	1,472	2,633	(15,585)	(8,676)
Commissions receivable	(54,910)	(22,233)	(197,364)	(91,639)
Other assets	(4,772)	(2,143)	(3,352)	(3,031)
Accounts payable and accrued expenses	2,776	(258)	15,672	2,810
Other liabilities	5,243	108	11,970	947
Net cash (used in) provided by operating activities	(19,745)	(3,724)	(61,776)	113
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,260)	(385)	(9,446)	(3,921)
Proceeds from sales of property and equipment	—	—	3	—
Purchases of software and capitalized software development costs	(1,663)	(1,275)	(6,106)	(4,715)
Acquisition of business, net of cash acquired	(35,821)	—	(35,821)	—
Net cash used in investing activities	(40,744)	(1,660)	(51,370)	(8,636)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving line of credit	2,014	36,042	87,989	135,621
Payments on revolving line of credit	(2,014)	(34,025)	(99,021)	(144,341)
Net proceeds from Term Loan	—	—	416,500	—
Payments on Term Loan	(100,000)	—	(100,000)	—
Proceeds from non-recourse debt	4,450	4,150	16,575	16,200
Payments on other debt	(29,015)	(761)	(31,447)	(1,395)
Proceeds from common stock option exercises	141	773	5,506	4,300
Purchase of treasury stock	—	—	—	(34)
Cash dividends paid	—	(979)	(275,000)	(1,958)
Issuance of preferred stock	135,000	—	135,000	—
Debt issuance costs	(160)	—	(7,854)	(258)
Payments of costs incurred in connection with private placement	(3,784)	—	(3,784)	—
Payments of costs incurred in connection with initial public offering	(1,100)	—	(3,218)	—
Proceeds from initial public offering, net of underwriters’ discounts and commissions	340,200	—	340,200	—
Net cash provided by financing activities	345,732	5,200	481,446	8,135
NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	285,243	(184)	368,300	(388)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of year	83,627	754	570	958
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of year	$368,870	$570	$368,870	$570

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Net Income Reconciliation
(Unaudited)

	4Q 2020
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$87,865	$42,423	$12,127	$(968)	$141,447
Operating expenses	(54,478)	(30,165)	(9,023)	(7,633)	(101,299)
Other expenses, net	—	—	—	(10)	(10)
Adjusted EBITDA	33,387	12,258	3,104	(8,611)	40,138
Interest expense, net					(9,522)
Income tax expense					(5,906)
Depreciation and amortization					(2,720)
Non-recurring expenses					(1,053)
Contingent consideration					(375)
Share-based compensation expense					(216)
Loss on disposal of property, equipment, and software					(125)
Restructuring expenses					(172)
Net income					$20,049

	4Q 2019
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$33,799	$30,908	$9,818	$(126)	$74,399
Operating expenses	(20,803)	(21,808)	(7,542)	(4,719)	(54,872)
Other expenses, net	—	—	—	(7)	(7)
Adjusted EBITDA	12,996	9,100	2,276	(4,852)	19,520
Income tax expense					(3,834)
Depreciation and amortization					(1,256)
Non-recurring expenses					(871)
Interest expense, net					(538)
Loss on disposal of property, equipment, and software					(170)
Share-based compensation expense					(20)
Restructuring expenses					55
Net income					$12,886

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Net Income Reconciliation
(Unaudited)

	FY 2020
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$361,673	$129,967	$41,189	$(1,314)	$531,515
Operating expenses	(215,935)	(102,155)	(32,490)	(26,881)	(377,461)
Other expenses, net	—	—	—	(30)	(30)
Adjusted EBITDA	145,738	27,812	8,699	(28,225)	154,024
Interest expense, net					(25,761)
Income tax expense					(25,016)
Share-based compensation expense					(9,498)
Depreciation and amortization					(7,993)
Non-recurring expenses					(3,721)
Contingent consideration					(375)
Loss on disposal of property, equipment, and software					(360)
Restructuring expenses					(153)
Net income					$81,147

	FY 2019
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$192,257	$110,493	$35,054	$(335)	$337,469
Operating expenses	(102,083)	(84,672)	(27,237)	(18,184)	(232,176)
Other expenses, net	—	—	—	(15)	(15)
Adjusted EBITDA	90,174	25,821	7,817	(18,534)	105,278
Income tax expense					(22,034)
Depreciation and amortization					(4,702)
Restructuring expenses					(2,305)
Non-recurring expenses					(1,691)
Interest expense, net					(1,660)
Loss on disposal of property, equipment, and software					(221)
Share-based compensation expense					(86)
Net income					$72,579

Guidance net income to Adjusted EBITDA reconciliation, year ending June 30, 2021:

(in thousands)	Range
Net Income	$115,000	$127,000
Income tax expense	42,000	45,000
Interest expense	26,000	26,000
Depreciation and amortization	10,000	10,000
Share-based compensation expense	4,000	4,000
Non-recurring expenses	2,000	2,000
Contingent consideration	1,000	1,000
Adjusted EBITDA	$200,000	$215,000